UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 14, 2013

Date of Report
(Date of earliest event reported)

THE RYLAND GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-08029	52-0849948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 Townsgate Road, Suite 200, Westlake Village, California  91361-3027

(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (805) 367-3800

                              Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement

On May 14, 2013, The Ryland Group, Inc. (the “Company”) and certain of its subsidiaries entered into a Terms Agreement (including the Fifth Amended and Restated Underwriting Agreement Basic Provisions) to sell $250 million aggregate principal amount of its 0.25% Convertible Senior Notes due 2019 (the “Notes”). The offering of the Notes closed on May 20, 2013. The Company received net proceeds of approximately $242.8 million from this offering, after deducting the underwriters’ discount and estimated offering expenses. The Company expects to use these proceeds for general corporate purposes, which may include land and other acquisitions to expand market opportunities. The Company made certain customary representations, warranties and covenants concerning the Company in the Terms Agreement (including the Fifth Amended and Restated Underwriting Agreement Basic Provisions) and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In addition, the underwriters have a 30-day option to purchase up to an additional $37.5 million aggregate principal amount of notes to cover over-allotments, if any.

The Company will pay interest on the Notes on June 1 and December 1 of each year, commencing on December 1, 2013. The Notes will mature on June 1, 2019. The Notes will initially be convertible into shares of the Company’s common stock (the “Common Stock”) at a conversion rate of 13.3307 shares of the Company’s Common Stock per $1,000 principal amount of Notes, corresponding to an initial conversion price of approximately $75.01 per share, representing a conversion premium of approximately 50.0% based on the closing price of $50.01 per share of the Common Stock on May 14, 2013. The conversion rate will be subject to adjustment upon the occurrence of certain events. The Notes will be fully and unconditionally guaranteed, jointly and severally, by substantially all of the Company’s wholly owned homebuilding subsidiaries (the “Guarantors”).

The Notes were issued under an indenture with The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank, as trustee. (the “Trustee”), dated June 28, 1996 (the “Indenture”), as supplemented by that certain Ninth Supplemental Indenture, dated as of May 20, 2013, by and among the Company, the Guarantors and the Trustee (the “Supplemental Indenture”). A copy of the press release announcing the closing is filed as Exhibit 99.1 hereto.

A legality opinion of DLA Piper LLP (US) with respect to the validity of the Notes, the Guarantees and the shares of Common Stock issuable upon conversion of the Notes is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

The Terms Agreement under which the Company sold the Notes (including the Fifth Amended and Restated Underwriting Agreement Basic Provisions), the Indenture, a form of the Notes, the Supplemental Indenture and the statement of eligibility of the trustee are all filed or incorporated by reference as exhibits to this current report.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01              Financial Statements and Exhibits

(d)  Exhibits

1.1          Terms Agreement (including the Fifth Amended and Restated Underwriting Agreement Basic Provisions) dated May 14, 2013, among the Company, the Guarantors and the Underwriters named therein.

4.1          Indenture dated as of June 28, 1996 between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank, as trustee (incorporated by reference to Form S-3 (No. 33-50933) filed May 15, 1996).

4.2          Ninth Supplemental Indenture dated as of May 20, 2013 by and among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank, as trustee.

4.3          Form of 0.25% Convertible Senior Note due 2019 (included in Exhibit 4.2).

4.4          Form of Guarantee of 0.25% Convertible Senior Note due 2019 (included in Exhibit 4.2).

5.1          Opinion of DLA Piper LLP (US) dated May 20, 2013.

23.1        Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

25.1        Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., to act as trustee under the Indenture (incorporated by reference to Form S-3 (No. 333-179206 filed January 27, 2012)).

99.1        Press release dated May 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RYLAND GROUP, INC.

Date: May 20, 2013	By:	/s/ Timothy J. Geckle
Timothy J. Geckle
Senior Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit Number	Description
1.1	Terms Agreement (including the Fifth Amended and Restated Underwriting Agreement Basic Provisions) dated May 14, 2013, among the Company, the Guarantors and the Underwriters named therein.
4.1

Indenture dated as of June 28, 1996 between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank, as trustee (incorporated by reference to Form S-3 (No. 33-50933) filed May 15, 1996).

4.2

Ninth Supplemental Indenture dated as of May 20, 2013 by and among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank, as trustee.

4.3	Form of 0.25% Convertible Senior Note due 2019 (included in Exhibit 4.2).
4.4	Form of Guarantee of 0.25% Convertible Senior Note due 2019 (included in Exhibit 4.2).
5.1	Opinion of DLA Piper LLP (US) dated May 20, 2013.
23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
25.1	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., to act as trustee under the Indenture (incorporated by reference to Form S-3 (No. 333-179206 filed January 27, 2012)).
99.1	Press release dated May 20, 2013.